EXHIBIT 10.24.1

List of States that are a party to the Consent Judgment and Orders (“Agreement”) dated January 13, 2022 between Navient Corporation, Navient Solutions, LLC and Pioneer Credit Recovery, Inc. (the “Navient Parties”) and State Attorneys General.

Arizona	Arkansas	California
Colorado	Connecticut	District of Columbia
Delaware	Florida	Georgia
Hawaii	Illinois	Indiana
Iowa	Kansas	Kentucky
Louisiana	Maine	Maryland
Massachusetts	Michigan	Minnesota
Mississippi	Missouri	Nebraska
Nevada	New Jersey	New Mexico
New York	North Carolina	Ohio
Oregon	Pennsylvania	Rhode Island
South Carolina	Tennessee	Vermont
Virginia	Washington	West Virginia
Wisconsin